Small Business Operations
Locked Bag 2600
Collins St West Post Office
Melbourne VIC 8007
Phone 1800 801 485
www.anz.com

The Director
Sincerity Australia Pty Ltd
4/10 Yarra Street
South Yarra VIC 3141

24 November 2016

Letter of Offer

Dear Mr Zhang,

ANZ is pleased to provide you with a finance offer to meet your needs. The details of our proposal are set out within this Letter of Offer (including information that you need to know, things you need to do and risks to be aware of).

Some words and phrases in this Letter of Offer have special meanings (see the Terms and Conditions section of this Letter of Offer).

Summary of Facilities Offered:

Client: Sincerity Australia Pty Ltd ABN 38116511945

Facility	**Facility Limit A$**
ANZ Business Loan (Variable Rate)	$150,000.00
ANZ Business Mortgage Loan (Variable Rate)	$800,000.00
Total Facility Limits A$	**$950,000.00**

Facilities
These are set out in the Facilities Schedule attached to this Letter of Offer.

Securities
Securities provided in support of the Facilities are set out in the attached Securities Schedule. Security currently held by ANZ remains in place and will continue to support existing facilities in addition to any variations documented by ANZ to you in this letter.

Interest, Fees and Charges
Certain Facilities provided by ANZ are priced using index rates (plus or minus a margin) These index rates (detailed in each of the relevant Facility Schedules) may vary and are published weekly on www.anz.com

Details of specific fees relevant to each Facility are set out in the attached Facilities Schedule. Other estimated fees and charges payable are set out in the attached Fees and Other Charges Schedule. These fees and charges are payable on acceptance of this Letter of Offer.

Other fees and charges applicable to the Facilities offered are set out in the documents referred to in the Terms and Conditions section of this Letter of Offer ANZ will inform you of any changes to these fees and charges.

Conditions and Financial Requirements
Any condition precedent, other condition or financial reporting requirement set out in.

- the attached Conditions and Financial Requirements Schedule; and
- the documents referred to in the Terms and Conditions section of this Letter of Offer,

apply to the Facilities.

Terms and Conditions
Copies of the following documents are enclosed with this Letter of Offer unless they have previously been provided and are also available on www.anz.com.

- ANZ Business Banking Finance Conditions of Use;
- ANZ Business Banking Finance Fees and Charges; and
- ANZ Business Banking General Service Fees and Charges.

These documents together with the other terms of this Letter of Offer form your agreement with ANZ. When you are reading this Letter of Offer please refer to these documents.

Unless otherwise defined, the meaning of words and phrases in this Letter of Offer are defined in the ANZ Business Banking Financing Conditions of Use (the "**Finance Conditions of Use**") and any Specific Conditions of Use which apply to your Facilities

Approved Originators' Details/Fees
Your application has been referred to ANZ by Ganrid Consultants Pty Ltd

ANZ may pay fees or commission to other parties that are not an agent of ours but independently contract with ANZ in return for referring a satisfactory application

Offer Period
This offer remains open until 5.00pm on 24 December 2016, unless otherwise extended by ANZ in writing Should the offer close date fall on a non business day, the offer will remain open until 5 00pm on the next business day

ANZ may withdraw this offer at any time before you accept if ANZ becomes aware of anything which, in ANZ's opinion, adversely alters the basis on which ANZ made the offer.

What you need to do
To accept this offer, please sign the Letter of Offer where indicated and return it to me at this office

Any questions?
If you have any questions, please call me to discuss them.

Yours faithfully,

Walter Scollo
Manager

Facilities Schedule
(What ANZ provides)

ANZ is pleased to provide each Facility detailed below A Facility is only available to the Client named for that particular Facility.

Client: Sincerity Australia Pty Ltd ABN 38116511945

Facility	ANZ Business Loan (Variable Rate)
Facility Amount A$	$150,000 00
Term (maximum)	15 year(s) and 0 month(s) commencing from the first Drawdown Date
Purpose	Core business working capital requirements
Interest Rate	ANZ's Business Mortgage Index rate (which varies from time to time), currently 7.02% p.a minus a margin of 1 08% p a
Repayments A$	Interest Only monthly in arrears for 3 year(s) and 0 month(s) beginning from the first Drawdown Date. Your monthly Principal and Interest repayments will commence upon expiry of your Interest Only period Balance of the Outstanding Moneys to be repaid at the end of the Term
Redraw	If you make early or additional repayments to your loan, then, provided all the conditions below are satisfied at the time you wish to make a redraw, you can redraw an amount equal to or less than the amount by which the total repayments you have made exceed the total repayments required under your loan, less any redraw previously made Conditions • your loan must be fully drawn; • you must not have repaid your loan in full, and • there has not been any Event of Default during your loan Term, including any Material Adverse Effect to your financial or security position. The minimum amount of any redraw is A$5,000 00. After any redraw, ANZ can change the amount of your repayments to ensure that your loan will be repaid within its agreed term Any redraws will be debited to your loan account and will incur interest on the same basis as principal owing under your loan A redraw fee will be charged when the amount redrawn is debited to your account. The amount which you redraw can only be cleared funds.
Fees	
Loan Approval Fee A$	$0.00 payable on acceptance of this Letter of Offer.
Loan Administration Charge A$	$187.50 payable quarterly in arrears, with the first charge being payable one quarter after the first Drawdown Date of this Facility.
Redraw Fee A$	125.00 is payable when funds are redrawn.

Facility	ANZ Business Mortgage Loan (Variable Rate)
Facility Amount A$	$800,000.00
Term (maximum)	30 year(s) and 0 month(s) commencing from the first Drawdown Date
Purpose	Core business working capital requirements

Interest Rate	ANZ's Business Mortgage Index rate (which varies from time to time), currently 7 02% p a. minus a margin of 2 23% p.a.
Repayments A$	Interest Only monthly in arrears for 3 year(s) and 0 month(s) beginning from the first Drawdown Date. Your monthly Principal and Interest repayments will commence upon expiry of your Interest Only period Balance of the Outstanding Moneys to be repaid at the end of the Term.
Redraw	If you make early or additional repayments to your loan, then, provided all the conditions below are satisfied at the time you wish to make a redraw, you can redraw an amount equal to or less than the amount by which the total repayments you have made exceed the total repayments required under your loan, less any redraw previously made. Conditions, • your loan must be fully drawn; • you must not have repaid your loan in full; and • there has not been any Event of Default during your loan Term, including any Material Adverse Effect to your financial or security position. The minimum amount of any redraw is A$5,000 00. After any redraw, ANZ can change the amount of your repayments to ensure that your loan will be repaid within its agreed term. Any redraws will be debited to your loan account and will incur interest on the same basis as principal owing under your loan A redraw fee will be charged when the amount redrawn is debited to your account. The amount which you redraw can only be cleared funds
Fees	
Loan Approval Fee A$	$7,125 00 payable on acceptance of this Letter of Offer.
Loan Administration Charge A$	$30.00 payable monthly in arrears, with the first charge being payable one month after the first Drawdown Date of this Facility.
Redraw Fee A$	125.00 is payable when funds are redrawn.

Securities Schedule
(What you provide)

Unless ANZ specify in writing to the contrary, the Securities listed below, together with any additional or replacement Securities, secure all amounts payable under all Facilities, any Merchant Facilities (meaning any service and/or facility that ANZ makes available at any time to a Client under a Letter of Offer issued by ANZ Merchant Services), any Uncommitted Markets Facilities and any guarantee or indemnity, except to the extent that any Security or Facility expressly provides otherwise.

New Security

Security Item	Details of Security
First Registered Mortgage	Given By: • Ting Yin Over the property situated at: • Unit 2205 18 Yarra Street South Yarra Vic 3141
Individual Guarantee and Indemnity (Limited to A$950,000.00)	Given By: • Ting Yin In favour of ANZ in respect of the obligations of: • Sincerity Australia Pty Ltd ABN 38116511945
Individual Guarantee and Indemnity (Limited to A$950,000.00)	Given By: • Yiwen Zhang In favour of ANZ in respect of the obligations of: • Sincerity Australia Pty Ltd ABN 38116511945

Fees and Other Charges Schedule

(Other costs you pay)

Details of other estimated fees and charges associated with this Letter of Offer as at 24 November 2016 have been set out for you. They include Government Charges and Stamp Duty. These fees (other than Total Loan/Limit Approval Fees) are additional to the facility specific fees set out in each of the Facilities Schedules You agree to pay the following fees and charges on acceptance of this Letter of Offer (unless otherwise advised by ANZ)

	Amount A$	Total A$
Fees		
Total Loan / Limit Approval Fee	$7,125.00	
Document Preparation Fee	$200 00	$7,325.00
Estimated Government Charges		
Title Search	$13 34	
Registration of.		
Mortgage	$112 60	
Discharge of Existing Mortgage	$112.60	$238.54
	Total Costs	**$7,563.54**

The fees and charges detailed above are additional to any other general fees or charges which may be applicable and which are set out in the ANZ Business Banking Finance Conditions of Use, ANZ Business Banking Finance Fees and Charges, the ANZ Business Banking General Service Fees and Charges and any Specific Conditions of Use detailed within the Facilities Schedule.

Conditions and Financial Requirements Schedule

Conditions Precedent
(What you need to do first)

ANZ's obligation to make any Facility available to you is conditional upon ANZ being satisfied that.

- All material information and documentation provided to or obtained by ANZ in connection with this letter of offer is in form and substance reasonably satisfactory to ANZ.
- the Conditions Precedent set out in clause 5 of the Finance Conditions of Use are satisfied, and
- (Valuation) ANZ has received a valuation for the property situated at Unit 2205 18 Yarra Street South Yarra Vic 3141 showing a market value of no less than $1000000 and that is otherwise reasonably satisfactory to ANZ

Other Conditions
(What you need to continue doing)

The following conditions apply throughout the term of your relationship with ANZ.

- Your obligations set out in this Letter of Offer and the Finance Conditions of Use (for example, your obligation to notify ANZ if an Event of Default occurs).

Financial Reporting
(What ANZ could ask you to provide)

You agree to provide ANZ with.

- Any financial or other information that ANZ may ask for under the Finance Conditions of Use (for example, any financial or other information requested under clause 8).

Acceptance and Consent

(Your agreement to ANZ's offer)

Acceptance and consent to providing information to a Guarantor

To: Australia and New Zealand Banking Group Limited
Small Business Operations
Locked Bag 2600
Collins St West Post Office
Melbourne VIC 8007
Attention Walter Scollo

Acceptance of Letter of Offer dated 24 November 2016

We accept ANZ's offer to provide the Facilities on the conditions detailed in this Letter of Offer and acknowledge receipt of all documents listed under the section headed "Terms and Conditions" in the Letter of Offer. Before acknowledging receipt, you should ask for a copy of these terms and conditions if you do not already have them

We consent to ANZ providing any information which it holds in relation to us (including a copy of this Letter of Offer, any variations made to it and any other document) to anyone who is a Guarantor or who has provided property as security, for a loan or loans in the name of any borrower, or to anyone who is considering becoming a guarantor or providing property as security for a loan or loans in the name of any borrower

Acknowledgement of Warnings (Risks you need to consider)

If a Client has given, or will give, any Security to ANZ, the relevant Client acknowledges and agrees that the Security granted by it to ANZ secures all present and future obligations of all Client(s) to ANZ, including obligations in respect of all of the Facilities listed in the Facilities Schedule and any Merchant Facility and any Uncommitted Markets Facility, subject to any limitations (if any) on the Client's liability as a security provider under the terms of any such Security.

The Client acknowledges that:

a) each limited guarantee and indemnity provided by it as Security includes a monetary provision in excess of the Total Facility Limit for amounts that may be or become payable under a Merchant Facility or Uncommitted Markets Facility ("Guarantee Provision");
b) the Guarantee Provision does not reflect a limit on the amount that may be payable under a Merchant Facility or an Uncommitted Markets Facility; and
c) ANZ may seek to recover more than the Guarantee Provision in relation to amounts payable under a Merchant Facility or Uncommitted Markets Facility, subject to the limitations on the Client's liability as a security provider under the terms of the relevant Security

Dated 25/11/2016

Signed for and on behalf of Sincerity Australia Pty Ltd ABN 38116511945

Signature of sole Director/Secretary Mr Yiwen Zhang

Bank Use Only
/ /
Date Acceptance Received

Guarantor Acknowledgement

(You understand the agreement)

To
Australia and New Zealand Banking Group Limited
Small Business Operations
Locked Bag 2600
Collins St West Post Office
Melbourne VIC 8007
Attention Walter Scollo

Guarantor acknowledgement of Letter of Offer dated 24 November 2016.

Each of the following Guarantors acknowledges that:

1) they have received, read and understood the copy of the 'Code of Banking Practice Guarantor Disclosure' brochure provided to each of them by ANZ;

2) the guarantee it has provided or will provide in favour of ANZ will cover as Guaranteed Arrangements (as defined in the Guarantee) all Facilities provided to the Client by ANZ under the Letter of Offer (and any other financial accommodation provided, or transactions entered into, under or in connection with those Facilities) and any Merchant Facility and any Uncommitted Markets Facility, subject to any applicable limitability under the terms of the Guarantee or under the Code of Banking Practice;

3) that any other Securities it has provided or will provide in favour of ANZ, will cover as the moneys secured by that Security, its separate liabilities to ANZ in respect of all Facilities provided to the Client by ANZ under the Letter of Offer (and any other financial accommodation provided or transaction entered into, under or in connection with those Facilities) and any Merchant Facility and any Uncommitted Markets Facility Each Guarantor acknowledges that its liability may arise directly or indirectly (for example, under a Guarantee) The Guarantors liability may be subject to any applicable limitation on the Guarantors' liability under the terms of the Security or under the Code of Banking Practice;

4) each limited guarantee and indemnity provided as Security includes a monetary provision in excess of the Total Limit for amounts that may be or become payable under a Merchant Facility or an Uncommitted Markets Facility (Guarantee Provision);

5) the Guarantee Provision does not reflect a limit on the amount that may be payable under a Merchant Facility or an Uncommitted Markets Facility; and

6) ANZ may seek to recover more than the Guarantee Provision in relation to amounts payable under a Merchant Facility or an Uncommitted Markets Facility, subject to the limitations on the Guarantors' liability under the terms of the relevant Security.

By providing this guarantor acknowledgement to the Facility, each Guarantor acknowledges that the provisions contained in the "Confidential Information and Privacy" clause of the Finance Conditions of Use apply to them.

Dated 25/11/2016

Signed by Ting Yin

[signature]

Signature of Ting Yin

Signed by Yiwen Zhang